NEWS RELEASE for July 14, 2009

BIOLASE APPOINTS VETERAN HEALTHCARE EXECUTIVE BRETT L. SCOTT
CHIEF FINANCIAL OFFICER

IRVINE, CA (July 14, 2009) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the world’s leading dental laser company, today announced that veteran healthcare and medical device executive Brett L. Scott has been appointed Chief Financial Officer (CFO), effective immediately. Scott will report directly to Chief Executive Officer David M. Mulder.

Scott, 58, a resident of Anaheim and a certified public accountant, has served as CFO for a variety of publicly-traded medical device companies. Most recently he was CFO at Southern California-based North American Scientific, a medical device company that manufactures, markets and sells products used primarily in the treatment of prostate and breast cancer. The prostate business was sold to BEST Medical in April 2009 and the breast business was sold to Portola Medical Inc in May 2009.

“Brett’s financial skills and experience working for public companies will prove to be very valuable for us in this important time for BIOLASE,” Mulder said. “We have already made great strides in turning around the Company, culminating in a profitable and cash flow positive second quarter for 2009. We are cautiously optimistic about our long-term growth initiatives, yet recognize that we are in challenging economic times and remain fully committed to ongoing vigilance on our cost-controls and improving our balance sheet. Brett’s expertise and experience in fast-growing medical device companies will be a great asset for us in this regard. We welcome Brett to our senior executive team.”

“On another note, we appreciate Fred Capallo’s dedicated service to the Company, and for serving as our interim Chief Financial Officer during this period of transition,” Mulder continued.

Prior to North American Scientific, Scott was CFO for Irvine, CA-based Alsius Corporation from January 2006 to August 2008. At Alsius, Scott managed the initial IPO process and was a key member of the negotiating team during the resulting merger with Ithaka Acquisition Company, a specified purpose acquisition company. From September 2001 to March 2005, Scott was CFO at Irvine-based Irvine Biomedical, which was acquired by St. Jude Medical, Inc. in 2004 and designs, develops, manufactures and markets electrophysiology products for the minimally-invasive diagnosis and treatment of cardiac arrhythmias.

From July 2001 to December 2002 he was CFO and a member of the Board of Directors of Irvine, CA-based Pain Concepts Inc. that sold its product line to Stryker Medical Inc. in October 2003. He has also been CFO at Cardiac Science and Neuro Navigational Corporation.

Scott has a bachelor of science degree in business administration from the University of Southern California.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, develops, manufactures and markets Waterlase technology and lasers and related products that advance the practice of dentistry and medicine.  The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with reduced pain, faster and biological recovery times.  BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications.  Other products under development address ophthalmology, pain management and other medical and consumer markets.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949- 474-4300.

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